Exhibit 10.14.7

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 6 to Loan and Security Agreement, dated as of May 18, 2021 (this “Amendment”), is entered into by and among Nexperia B.V., a private limited liability company incorporated under the laws of the Netherlands (“Nexperia” or the “Lender”), Transphorm Technology, Inc., a Delaware corporation (“OpCo” or the “Borrower”), and Transphorm, Inc., a Delaware corporation and the parent company of OpCo (“TopCo” or the “Guarantor”), and amends that certain Loan and Security Agreement, dated as of April 4, 2018, as previously amended by Amendment No. 1 to Loan and Security Agreement dated as of March 21, 2019, Amendment No. 2 to Loan and Security Agreement dated as of February 7, 2020, Amendment No. 3 to Loan and Security Agreement dated as of April 8, 2020, Amendment No. 4 to Loan and Security Agreement dated as of April 28, 2020, and Amendment No. 5 to Loan And Security Agreement, dated as of March 1, 2021 (such Loan and Security Agreement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, and Amendment No. 5 collectively, the “Loan and Security Agreement”). Capitalized terms used herein but not defined herein are used as defined in the Loan and Security Agreement.

W I T N E S S E T H:

WHEREAS, OpCo desires to request an extension of the Tranche C Maturity Date; and

WHEREAS, as an inducement to Nexperia to grant an extension of the Tranche C Maturity Date, TopCo is agreeing to provide the parent guaranty as set forth in Section 2 of this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.     AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

1.1     The definition of Tranche C Maturity Date is hereby amended and restated in its entirety as follows:

“Tranche C Maturity Date” means the earlier of (a) the fifth anniversary of the Effective
Date and (b) the date on which a Change of Control described in clauses (i), (ii) or (iii) of the definition thereof occurs.

1.2     The Tranche B.1 Loan (USD 2 million) is hereby converted by Nexperia into a Tranche C.1 Loan and consequently Nexperia is hereby fully waiving its rights to receive the Tranche B.1 Deliverables as defined in the DLA. All of the terms and conditions applicable to the Tranche C Loan (including in respect of interest rates, prepayments, maturity date and security rights) of the Loan and Security Agreement shall also apply to the Tranche C.1 Loan from and after the date hereof.

SECTION 2.     GUARANTY

2.1     The Guarantor hereby unconditionally and irrevocably guarantees the payment and performance of the Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise (the “Guaranty,” and such guaranteed Obligations, the “Guaranteed Obligations”). The Guarantor hereby unconditionally and irrevocably covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as surety.

2.2     The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

2.3     The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or

Exhibit 10.14.7

dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto.

2.4     The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

2.5     The Guarantor acknowledges that the Lender may, at its election and without notice to or demand upon the Guarantor, foreclose on any collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to it against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full or collateralized in full in cash, deposit account balances or other credit support reasonably acceptable to the Lender. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against the Borrower or any collateral.

SECTION 3.     MISCELLANEOUS

3.1     Reference to and Effect on the Loan Documents.

(a) After giving effect to this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan and Security Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

(b) Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Loan and Security Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan and Security Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Loan and Security Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

3.2     Choice of Law; Dispute Resolution; Severability of Provisions; Counterparts; Electronic Execution of Documents; Captions; Construction of Agreement; Third Parties. The terms of Sections 11, 12.5, 12.7, 12.10, 12.11, 12.12 and 12.14 of the Loan and Security Agreement with respect to Choice of Law, Dispute Resolution, Severability of Provisions, Counterparts, Electronic Execution of Documents, Captions, Construction of Agreement and Third Parties are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

3.3     Loan Document and Integration. This Amendment shall constitute a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.14.7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

TRANSPHORM TECHNOLOGY, INC., as the Borrower
By:	/s/ Primit Parikh
Name:	Primit Parikh
Title:	President & COO

TRANSPHORM, INC., as the Guarantor
By:	/s/ Mario Rivas
Name:	Mario Rivas
Title:	Chief Executive Officer

NEXPERIA B.V., as the Lender
By:	/s/ Charles Smit
Name:	Charles Smit
Title:	SVP & General Counsel